Exhibit 5.1
June 17, 2011
Mitcham Industries, Inc.
8141 SH 75 South, P.O. Box 1175
Huntsville, Texas 77342
Ladies and Gentlemen:
     We have acted as counsel to Mitcham Industries, Inc., a Texas corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”) of the offer and sale by the Company of up to 2,000,000 shares of common stock (the “Shares”), pursuant to that certain Underwriting Agreement dated June 17, 2011 (the “Underwriting Agreement”), by and among the Company and Global Hunter Securities, LLC, as representative for the underwriters named on Schedule 1 thereto (the “Underwriters”).
     In rendering the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Amended and Restated Articles of Incorporation and the Third Amended and Restated Bylaws of the Company, (ii) resolutions of the Board of Directors of the Company and the pricing committee of the Board of Directors of the Company, (iii) the Registration Statement on Form S-3 (Registration No. 333-172935), as amended (the “Registration Statement”), (iv) the prospectus supplement, dated June 17, 2011, filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) on June 17, 2011, to a prospectus dated June 3, 2011 (such prospectus, as amended and supplemented by the prospectus supplement, the “Prospectus”), (v) the Underwriting Agreement and (vi) such other certificates, instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law as we considered appropriate.
     As to any facts material to the opinions contained herein, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.
     In connection with rendering the opinion set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity; and (vi) all Shares will be issued and sold in compliance with

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June 17, 2011 Page 2
applicable federal and state securities laws and in the manner stated in the Prospectus and the Registration Statement.
     Based upon such examination and review and the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that when the Shares have been issued and paid for by the underwriters as contemplated by the Underwriting Agreement, then the Shares will be duly authorized, validly issued, fully paid and non-assessable.
     The foregoing opinion is limited in all respects to the laws of the State of Texas and the federal laws of the United States of America as in effect on the date hereof, and we undertake no duty to update or supplement the foregoing opinion to reflect any facts or circumstances that may hereafter come to our attention or to reflect any changes in any law that may hereafter occur or become effective, and we do not express any opinion as to the laws of any other jurisdiction.
     We hereby consent to the filing of this opinion of counsel as an exhibit to the Current Report on Form 8-K by the Company on or about the date hereof and to the reference to our firm under the heading “Legal Matters” in the Prospectus Supplement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.
Very truly yours,
/s/ Vinson & Elkins L.L.P.